EXHIBIT 3.1

State of Delaware Secretary of State Division of Corporations Delivered 07:04 PM 06/22/2006 FILED 07:04 PM 06/22/2006 SRV 060603875 - 2971781 FILE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
MOLECULAR DIAGNOSTICS, INC.

(Pursuant to Section 242
of the General Corporation Law of the State of Delaware)
     Molecular Diagnostics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:
     1.  That at a meeting of the Board of Directors of the Corporation, resolutions were adopted recommending an amendment of the Corporation’s Certificate of Incorporation (as amended to date) and directing that such amendment be considered at the next annual meeting of the stockholders of the Corporation. The text of the proposed amendment is as follows:

Article FIRST of the Certificate of Incorporation of the Corporation shall be amended by deleting such Article FIRST thereof in its entirety and substituting therefor the following:

“FIRST: The name of the corporation is CytoCore, Inc.”
     2.  That said amendment, having been duly proposed and recommended by the Board of Directors of the Corporation, was considered by the stockholders of the Corporation at the annual meeting of stockholders, duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware.
     3.  That said amendment was duly adopted, by the holders of a majority of the outstanding stock of each class of stock of the Corporation entitled to vote thereon, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     The undersigned Chief Executive Officer of the Corporation hereby makes this certificate, declaring and certifying that the facts stated herein are true, and accordingly has hereunto set his hand this 21st day of June, 2006.

MOLECULAR DIAGNOSTICS, INC.

By:	/s/ Dr. David Weissberg Dr. David Weissberg, Chief Executive Officer